                    PGI INCORPORATED AND SUBSIDIARIES

EXHIBIT 11
Page 1 of 2        FACTS FOR THE COMPUTATIONS OF NET INCOME/(LOSS) PER SHARE

                                                            Three Months Ended
                                                         --------------------------
                                                          March 31,       March 31,
                                                            1995            1994
                                                         ----------      ----------
 1) Net income/(loss) for period                         $ (629,000)     $ (401,000)
                                                         ==========      ==========

 2) Average common shares outstanding                     3,317,555       3,317,555
                                                         ==========      ==========

 3) Shares outstanding at beginning of
      period                                              3,317,555       3,317,555

 4) Shares issued on stock options exercised
      and preferred stock and debentures
      converted during period, weighted                        -               -

 5) Treasury stock transactions,
      net, weighted                                            -               -
                                                         ----------      ----------

 6) Average shares outstanding before assumed
      exercise of stock options and conversions
      of preferred stock and debentures                   3,317,555       3,317,555
                                                         ==========      ==========

 7) Average shares outstanding from assumed
      exercise of stock options:
        Primary                                                -               -
                                                         ==========      ==========
        Fully diluted                                          -               -
                                                         ==========      ==========

 8) Average shares outstanding from assumed
      conversion of preferred stock                       3,760,000       3,760,000
                                                         ==========      ==========

 9) Average shares outstanding from assumed
      conversion of debentures                            1,341,076       1,341,076
                                                         ==========      ==========

10) Cumulative preferred dividends in arrears
      for period                                         $  160,000      $  160,000
                                                         ==========      ==========

11) Interest and amortized charge against
      income for debentures during period                $  190,000      $  190,000
                                                         ==========      ==========

ADJUSTMENT OF NET INCOME/(LOSS):
    Primary
      Net income/(loss) for period (Line 1)              $ (629,000)     $ (401,000)
      Less cumulative preferred dividends
        in arrears (Line 10)                                160,000         160,000
                                                         ----------      ----------

12) Adjusted net income/(loss) for primary
      net income/(loss) per share                          (789,000)       (561,000)

    Fully Diluted
      Add cumulative preferred dividends in
        arrears on preferred stock assumed
        converted (Line 10)                                 160,000         160,000
      Add interest and amortization charged
        against income for debentures
       (Line 11)                                            190,000         190,000
      Less tax effect on Line 11                               -   <FA>        -   <FA>
                                                         ----------      ----------

13) Adjusted net income/(loss) for fully
      diluted net income/(loss) per share                $ (439,000)     $ (211,000)
                                                         ==========      ==========


                                    -19-

                    PGI INCORPORATED AND SUBSIDIARIES

EXHIBIT 11
Page 2 of 2        FACTS FOR THE COMPUTATIONS OF NET INCOME/(LOSS) PER SHARE (Continued)

                                                            Three Months Ended
                                                         --------------------------
                                                          March 31,       March 31,
                                                            1995            1994
                                                         ----------      ----------
ADJUSTMENT OF AVERAGE SHARES OUTSTANDING:
    Primary
      Average shares outstanding (Line 6)                 3,317,555       3,317,555
      Add average shares outstanding from
        assumed exercise of stock options
        (Line 7)                                               -               -
                                                         ----------      ----------

14) Shares assumed outstanding for primary
      net income/(loss) per share                         3,317,555       3,317,555
                                                         ==========      ==========

    Fully Diluted
      Average shares outstanding (Line 6)                 3,317,555       3,317,555
      Add average shares outstanding
        from assumed exercise of
        stock options (Line 7)                                 -               -
      Add average shares outstanding
        from assumed conversion of
        preferred stock (Line 8)                          3,760,000       3,760,000
      Add average shares outstanding
        from assumed conversion of
        debentures (Line 9)                               1,341,076       1,341,076
                                                         ----------      ----------

15) Shares assumed outstanding for fully
      diluted net income/(loss) per share                 8,418,631       8,418,631
                                                         ==========      ==========

NET INCOME/(LOSS) PER SHARE:

    Before Adjustment
      (Line 1/Line 2)                                    $     (.19)     $     (.12)
                                                         ==========      ==========

    Primary
      (Line 12/Line 14)                                  $     (.24)     $     (.17)
                                                         ==========      ==========

    Fully Diluted <FB>
      (Line 13/Line 15)                                  $     (.24)     $     (.17)
                                                         ==========      ==========

- ----------------------------------

<FA> No tax calculation has been made because of full utilization of all available tax benefits for financial accounting purposes.

<FB> Fully diluted net loss per share is the same as primary net income/(loss) per share due to anti-dilutive effect of assumed exercise of stock options and conversions of preferred stock and debentures to common stock.


                                    -20-